Exhibit 99.1

Morphic Announces Corporate Highlights and First Quarter 2020 Financial Results

Data presented at ECCO Congress support MORF-057 in IBD; IND on track for mid-year

Recent executive appointments of Peter Linde, MD, as CMO and Marc Schegerin, MD, as CFO and COO

WALTHAM, Mass. – May 6, 2020 – Morphic Therapeutic (NASDAQ: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and first quarter 2020 financial results.

“During the first quarter of 2020 Morphic made critical steps toward our goal of creating oral drugs targeting integrins with major advances in our scientific and operational groups,” commented Praveen Tipirneni, M.D., president and chief executive officer of Morphic Therapeutic. “At the ECCO meeting, we presented preclinical data that strongly support the development of our candidate MORF-057, an oral inhibitor of α4β7, which is on track to enter clinical studies for inflammatory bowel disease in the second half of this year. These data demonstrated high specificity for its intended biologic target and mechanistic equivalence to the approved intravenous therapeutic against α4β7, vedolizumab. We also bolstered our executive management team with the appointments of two industry veterans as chief medical officer and chief financial and operating officer. We are now focused on completing the necessary preparations for Phase 1 studies of MORF-057 as Morphic’s lead oral integrin inhibitor.”

Recent Corporate Highlights:

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Presented new preclinical data in both murine and non-human primate models at the ECCO Annual Congress supporting MORF-057, a novel small molecule inhibitor of the α4β7 integrin in development for inflammatory bowel disease

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In these data, MORF-057 demonstrated high specificity for the α4β7  integrin and clear biologic activity through its intended mechanism of action, blocking the migration of α4β7-high-expressing lymphocytes

•	Made substantial progress in our collaboration with AbbVie on the development of integrin inhibitors, including αvβ6 and other integrin targets
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Appointed Peter G. Linde, M.D., as chief medical officer; Dr. Linde was formerly vice president of medical research at Acceleron Pharma, and additionally has significant prior clinical program development experience with agents across multiple therapeutic areas at AbbVie and Johnson & Johnson

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Appointed Marc Schegerin, M.D., as chief financial officer and chief operating officer; Dr. Schegerin was previously chief financial officer of ArQule until its acquisition by Merck. His prior roles include senior positions in finance, business development and healthcare investment banking

COVID-19 Preparedness

Morphic is not currently aware of any significant delay to timelines due to the COVID-19 pandemic.  In light of the evolving circumstances, Morphic will continue to assess any potential impact of the COVID-19 pandemic in dialogue with regulators, partners and vendors.

Financial Results for First Quarter 2020

Net loss for the quarter ended March 31, 2020 was $16.7 million, or $0.55 per share, compared to a net loss of $5.2 million, or $2.77 per share, for the same quarter last year.

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Revenue was $5.6 million for the quarter ended March 31, 2020 compared to $6.1 million for the same quarter last year. The decrease was due to lower revenue recognized on the AbbVie collaboration offset by an increase in revenue recognized on the company’s collaboration with Janssen as a result of higher FTE reimbursements in the quarter ended March 31, 2020.

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Research and development expenses were $19.0 million for the quarter ended March 31, 2020, compared to $10.4 million in the same quarter last year. The $8.6 million increase year-over-year reflects higher development and manufacturing costs associated with lead product candidate, MORF-057, along with increased research costs associated with other early development candidates, as well as increased personnel-related costs to support continued progress with the company’s pipeline.

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General and administrative expenses were $4.4 million for the quarter ended March 31, 2020, compared to $1.8 million in the same quarter last year. The $2.6 million increase year-over-year was primarily attributable to increased headcount and higher professional and consulting fees associated with ongoing business activities and Morphic’s operating as a public company.

As of March 31, 2020, Morphic had cash, cash equivalents, and marketable securities of $219 million, compared to $237 million as of December 31, 2019. Morphic believes its cash, cash equivalents, and marketable securities as of March 31, 2020, will be sufficient to fund operating expenses and capital expenditure requirements at least through the end of 2022.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Morphic’s plan to develop and commercialize oral small-molecule integrin therapeutics and Morphic’s expectations about timing and ability to obtain regulatory approvals for MORF-057 and other candidates in development; Morphic’s cash runway through 2022;  or the impact of the COVID-19 pandemic that may adversely affect our business. Statements including words such as “on track,” “believe,” “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Morphic’s ability to develop, obtain regulatory approval for and commercialize MORF-057, MORF-720 and other product candidates, the timing and results of preclinical studies and clinical trials, Morphic’s ability to protect intellectual property; and other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

- Financial Tables to Follow-

Morphic Holding Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31
	2020	2019

Collaboration revenue	$5,594	$6,068
Operating expenses:
Research and development	18,960	10,370
General and administrative	4,423	1,832
Total operating expenses	23,383	12,202
Loss from operations	(17,789)	(6,134)
Interest income, net	886	1,063
Total other income	886	1,063
Loss before benefit from (provision for) income taxes	(16,903)	(5,071)
Benefit from (provision for) income taxes	157	(129)
Net loss	$(16,746)	$(5,200)
Net loss per share, basic and diluted	$(0.55)	$(2.77)

Weighted-average common shares outstanding - basic and diluted	30,188,575	1,879,986

Morphic Holding Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2020	December 31, 2019
Assets
Cash, cash equivalents and marketable securities	$219,012	$237,016
Other current assets	6,541	6,557
Total current assets	225,553	243,573
Other assets	3,605	3,862
Total assets	$229,158	$247,435

Liabilities and Stockholders' Equity
Current liabilities	$36,841	$35,350
Long-term liabilities	64,182	71,167
Total liabilities	101,023	106,517
Total stockholders' equity	128,135	140,918
Total liabilities and stockholders' equity	$229,158	$247,435

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Contacts

Morphic Therapeutic

Chris Erdman

chris.erdman@morphictx.com

617.686.1718

Media Contact

Tom Donovan, Ten Bridge Communications

tom@tenbridgecommunications.com

857.559.3397